UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 9, 2012

InterDigital, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406-1409
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 10, 2012, InterDigital, Inc. (“InterDigital” or the “company”) announced that, effective May 9, 2012, Scott A. McQuilkin is no longer serving as Chief Financial Officer of the company. Mr. McQuilkin has assumed the newly created position of Senior Executive Vice President, Strategy and Finance, and will be responsible for overseeing the organization’s strategy, corporate development and finance functions, including the company’s strategic acquisitions, dispositions and partnerships, business planning and analysis, and risk management efforts. The terms of Mr. McQuilkin’s employment agreement and the elements of his compensation remain unchanged.

(c) On May 10, 2012, the company announced that, effective May 9, 2012, Richard J. Brezski, 39, has been appointed as the company’s new Chief Financial Officer. Mr. Brezski, who will initially report to Mr. McQuilkin, will be responsible for overseeing the organization’s accounting, tax, treasury and purchasing functions, including the company’s internal and external financial reporting and analysis. Mr. Brezski previously served as InterDigital’s Vice President, Controller and Treasurer and Chief Accounting Officer, where he was responsible for the company’s internal and external financial reporting and analysis and tax, treasury and purchasing functions. Mr. Brezski joined the company in May 2003 as Director and Controller. He was promoted to Senior Director in July 2006 and in January 2007 was appointed Chief Accounting Officer. In January 2009, Mr. Brezski was promoted to Vice President, Controller and Chief Accounting Officer, and in March 2011 he was appointed to the additional post of Treasurer. Prior to joining InterDigital, Mr. Brezski served as an audit manager for PricewaterhouseCoopers LLP in its technology, information, communications and entertainment practice, where he provided business advisory and auditing services to product and service companies in the electronics, software and technology industries.

There is no arrangement or understanding between Mr. Brezski and any other persons pursuant to which Mr. Brezski was selected as an officer, and Mr. Brezski is not related to any officer or director of the company. There have been no transactions involving Mr. Brezski or his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing Mr. Brezski’s appointment as Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 9, 2012, InterDigital and Mr. Brezski entered into an employment agreement (the “Employment Agreement”) setting forth the terms and conditions of Mr. Brezski’s service as the company’s Chief Financial Officer.

Pursuant to the Employment Agreement, Mr. Brezski will receive the following components of compensation: (i) an annual base salary in the amount of $275,000; (ii) a target short-term incentive level of 45% of his base salary for 2012, as part of his continued participation in the company’s Short-Term Incentive Plan (“STIP”); (iii) a target payout amount equal to 80% of his base salary, as part of his continued participation in the company’s Long-Term Incentive Program (“LTCP”); and (iv) an award of 3,000 restricted stock units (“RSUs”) under the terms and conditions of InterDigital’s 2009 Stock Incentive Plan, with a grant date of May 9, 2012, and vesting in three equal installments, with the first installment vesting immediately and the second and third installments vesting on the first and second anniversaries of the grant date, respectively.

Pursuant to the terms of the LTCP, Mr. Brezski’s target payout amount of 80% of his base salary will be effective, as of May 2012, for the three-year LTCP cycle that began on January 1, 2012 (the “2012-2015 cycle”). Of this amount, 25% is paid in the form of time-based RSUs that vest at the end of the cycle and 75% is a performance-based award that is paid based on the company’s achievement during the cycle period of a pre-approved goal established by the compensation committee of the board of directors of the company. In order to increase the time-based RSU portion of Mr. Brezski’s LTCP award for the 2012-2015 cycle to his new target payout level, on May 9, 2012, he received a grant of 926 time-based RSUs. For the three-year LTCP cycles that began on January 1, 2010 and January 1, 2011, and for the first four months of the 2012-2015 cycle, Mr. Brezski’s target payout amounts remain at 50% of his base salary as of such dates.

The Employment Agreement further provides that if Mr. Brezski is terminated without cause (as “cause” is defined in Section 9.1 of the Employment Agreement), and provided he executes the company’s standard form separation agreement, he will be entitled to continue to receive his base salary, together with dental and health coverage under COBRA, for a period of twelve months. In addition, upon Mr. Brezski’s separation of service with the company, the Employment Agreement provides that if any payment is made to Mr. Brezski that would constitute a payment of nonqualified deferred compensation pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payment shall be delayed until six months after the date of Mr. Brezski’s separation from the company.

In addition, the Employment Agreement provides that if Mr. Brezski’s employment is terminated by the company (other than for cause) within one year following a change of control (as “change of control” is defined in Section 9.4.4 of the Employment Agreement), provided he executes the company’s standard form separation agreement, Mr. Brezski is entitled to receive a severance payment equal to two years of his base salary in effect on the date of the termination, dental and health coverage under COBRA for a period of eighteen months, and a payment equal to his target short-term incentive level under the STIP for the year of termination. In addition, upon a change of control all unvested equity awards will vest immediately in full and all long-term incentive awards will vest in accordance with the terms of the LTCP.

In the event that the payments made to Mr. Brezski upon termination constitute “parachute payments” within the meaning of Section 280G of the Code that would subject him to the excise tax imposed by Section 4999 of the Code, the Employment Agreement provides that either (i) the payments will be reduced to such lesser amount that would result in no amount being subject to excise tax or (ii) the payments will be made in full, whichever produces the larger after-tax net benefit to Mr. Brezski.

Finally, the Employment Agreement subjects Mr. Brezski to a covenant not to compete.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement.

Mr. Brezski will remain a party to the company’s form of indemnity agreement, filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.47 to the Quarterly Report on Form 10-Q of InterDigital Communications Corporation for the quarter ended March 31, 2003, and the company’s form of assignment and assumption of indemnity agreement filed with the SEC as Exhibit 10.90 to the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of May 9, 2012 by and between InterDigital, Inc. and Richard Brezski.

99.1	InterDigital, Inc. press release dated May 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By:	/s/ Jannie K. Lau
Jannie K. Lau
Deputy General Counsel and Assistant Secretary

Dated: May 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of May 9, 2012 by and between InterDigital, Inc. and Richard Brezski.

99.1	InterDigital, Inc. press release dated May 10, 2012.